As Filed With the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Addus HomeCare Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5340172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600

Frisco, Texas 75034

(Address of Principal Executive Offices) (Zip Code)

Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan

(Full title of the plan)

R. Dirk Allison

Chairman and Chief Executive Officer

Addus HomeCare Corporation

6303 Cowboys Way, Suite 600

Frisco, Texas 75034

Tel: (469) 535-8200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David Cox, Esq.

Jonathan Stanley, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Tel: (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On April 13, 2023, we adopted, subject to stockholder approval, the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”) pursuant to which a maximum of 864,215 shares of the Registrant’s common stock, par value $.001 per share (“Common Stock”) may be issued. This Registration Statement on Form S-8 is being filed to register 590,000 shares of Common Stock, which is the number of shares of Common Stock that were newly authorized by the stockholders upon their approval of the Plan.

References to “us,” “our,” “we,” “the Company,” “the Registrant” and “Addus” shall mean Addus HomeCare Corporation, a Delaware corporation.

Registration of Additional Securities

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 14, 2017 (Registration No. 333-219946) with respect to the Addus HomeCare Corporation 2017 Omnibus Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document (except for information “furnished” under Items 2.02, 7.01, or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this Form S-8, unless expressly stated otherwise):

(1)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2022 (including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A relating to our June 14, 2023 annual meeting of stockholders, filed with the Commission on April 26, 2023)) (File No. 001-34504), filed with the Commission on February 28, 2023;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (File No. 001-34504), filed with the Commission on May 2, 2023;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 1, 2023 (File No. 001-34504), and June 15, 2023 (File No. 001-34504); and

(4)

The description of the Registrant’s Common Stock filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-34504), filed with the Commission on August 10, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Addus HomeCare Corporation dated as of October 27, 2009 (filed on November 20, 2009 as Exhibit 3.1 to Addus HomeCare Corporation’s Quarterly Report on Form 10-Q (File No. 001-34504) and incorporated by reference herein).

4.2	Amended and Restated Bylaws of Addus HomeCare Corporation, as amended by the First Amendment to Amended and Restated Bylaws (filed on May 9, 2013 as Exhibit 3.2 to Addus HomeCare Corporation’s Quarterly Report on Form 10-Q (File No. 001-34504) and incorporated by reference herein).

4.3	Form of Common Stock Certificate (filed on October 2, 2009 as Exhibit 4.1 to Amendment No. 4 to Addus HomeCare Corporation’s Registration Statement on Form S-1 (File No. 333-160634) and incorporated by reference herein).

4.4	Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan (filed on June 16, 2023 as Exhibit 10.1 to Addus HomeCare Corporation’s Current Report on Form 8-K (File No. 001-34504) and incorporated by reference herein).

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney (incorporated by reference to the signature page of this registration statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on June 23, 2023.

ADDUS HOMECARE CORPORATION

By:	/s/ R. Dirk Allison
R. Dirk Allison Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors of Addus HomeCare Corporation, a Delaware corporation, whose signatures appear below constitute and appoint jointly and severally, R. Dirk Allison and Brian Poff and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. Dirk Allison R. Dirk Allison	Chairman and Chief Executive Officer, (Principal Executive Officer)	June 23, 2023

/s/ Brian Poff Brian Poff	Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2023

/s/ Heather Dixon Heather Dixon	Director	June 23, 2023

/s/ Michael Earley Michael Earley	Director	June 23, 2023

/s/ Mark L. First Mark L. First	Director	June 23, 2023

/s/ Darin J. Gordon Darin J. Gordon	Director	June 23, 2023

/s/ Esteban López, M.D.	Director	June 23, 2023
Esteban López, M.D.

/s/ Veronica Hill-Milbourne	Director	June 23, 2023
Veronica Hill-Milbourne

/s/ Jean Rush Jean Rush	Director	June 23, 2023

/s/ Susan T. Weaver, M.D., FACP Susan T. Weaver, M.D., FACP	Director	June 23, 2023